UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

May 8, 2008

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2008, the Board of Directors (the “Board”) of Maxwell Technologies, Inc. (the “Company”) appointed Yon Yoon Jorden and Roger L. Howsmon as directors. In addition, Ms. Jorden was appointed to the Board’s Audit Committee and Mr. Howsmon was appointed to the Board’s Governance, Nominating and Strategy Committee. In connection with their service on the Board, both Ms. Jorden and Mr. Howsmon were granted 4,000 shares of restricted stock pursuant to the Company’s 2005 Omnibus Equity Incentive Plan that will fully vest one year from the date of grant provided they remain in service as directors as of that date. The Company issued a press release announcing the appointment of Ms. Jorden and Mr. Howsmon on May 12, 2008, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release issued by Maxwell Technologies, Inc. on May 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Schramm
David Schramm
Chief Executive Officer

Date: May 12, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Maxwell Technologies, Inc. on May 12, 2008